Press Release                                                       Exhibit 99.1



                         FIRST FEDERAL BANCSHARES, INC.
                      TO INITIATE STOCK REPURCHASE PROGRAM

         April 4, 2005, Colchester, Illinios. First Federal Bancshares, Inc. (Nasdaq: FFBI) today announced that the Company's board of directors has approved the repurchase of up to 75,000 shares, or approximately 5.7% of the Company's outstanding common. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

         First Federal Bancshares, Inc. is headquartered in Colchester, Illinois with four additional full-service west-central Illinois branches located in Quincy (2), Macomb, and Bushnell, and three additional full-service northeastern Missouri branches located in Palmyra, Canton, and Kahoka.

Contact:

James J. Stebor
President and CEO
Phone: (309) 776-3225